Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38 - Setor 2 - 17º andar - Centro

20021-290 - Rio de Janeiro/RJ - Brasil

Caixa Postal 2888 - CEP 20001-970 - Rio de Janeiro/RJ - Brasil

Telefone +55 (21) 2207-9400

kpmg.com.br

July 6, 2020

Petróleo Brasileiro S.A. - Petrobras

Avenida República do Chile 65

Rio de Janeiro – RJ

Petrobras Global Finance B.V. – PGF
Weena 762, 3014 DA
Rotterdam, The Netherlands

Re: registration statements on Form F-4, dated July 6, 2020 (the “Registration Statements”)

With respect to the Registration Statements of Petróleo Brasileiro S.A. – Petrobras and Petrobras Global Finance B.V., we acknowledge our awareness of the use and incorporation by reference therein of our report dated May 14, 2020 related to our review of the interim financial information of Petróleo Brasileiro S.A. – Petrobras as of March 31, 2020 and for the three month periods ended March 31, 2020 and 2019.

Pursuant to Rule 436 under the U.S. Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes
KPMG Auditores Independentes

Rio de Janeiro, Brazil